UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                            FORM 8-K/A

                          CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                 Date of Report:  February 5, 2004
       (Date of Earliest Event Reported:  February 4, 2004)

                        EL PASO CORPORATION
      (Exact name of Registrant as specified in its charter)


     Delaware             1-14365            76-0568816
  (State or other    (Commission File     (I.R.S. Employer
  jurisdiction of         Number)       Identification No.)
 incorporation or
   organization)


                         El Paso Building
                       1001 Louisiana Street
                       Houston, Texas 77002
        (Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code (713) 420-2600


Item 5.  Other Events and Regulation FD Disclosure
         -----------------------------------------

     On February 4, 2004, we announced that we have agreed to sell our Aruba refinery and related assets and marketing affiliates to Valero Energy Corporation for a total of $640 million. On February 4, 2004, we filed a Form 8-K attaching a copy of the press release. This press release contained an incorrect date. The second paragraph, second sentence of the press release, should read "With the net proceeds from this transaction, we will have announced or sold approximately $636 million of petroleum assets since December 1, 2003, exceeding the $500-million to $600-million target established in our plan" rather than "With the net proceeds from this transaction, we will have announced or sold approximately $636 million of petroleum assets since December 31, 2003, exceeding the $500-million to $600- million target established in our plan" as originally issued inadvertently.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              EL PASO CORPORATION



                              By: /s/ Jeffrey I. Beason
                                  ---------------------
                                   Jeffrey I. Beason
                                 Senior Vice President
                                     and Controller
                             (Principal Accounting Officer)

Dated:  February 5, 2004